Exhibit 10.1

SPONSORED LABORATORY STUDY AGREEMENT
THIS Agreement is made this 13th day of March 2008, between The University of Texas M.D.  Anderson Cancer Center, 1515 Holcombe Boulevard, Houston, Texas 77030 ("Institution"), a member institution of The University of Texas System ("System"), and Nerium Biotechnology", 11467 Huebner Road, Suite 175, San Antonio, Texas 78230 ("Sponsor"), to conduct a laboratory study and evaluation ("Study"). Institution and Sponsor agree as follows:

1. PROTOCOL

1.1
Institution agrees to use its best reasonable efforts to conduct the Study, as an independent contractor, in accordance with Institutional policy, applicable laws and regulations and the Project, "Anitviral Activity of "Oleander Extract" as described in Exhibit A attached hereto for reference purposes. The Study will be supervised by Jagannadha Sastry, M.D. (Principal Investigator"), at Institution, with assistance from associates and colleagues as required.

1.2	Sponsor agrees to engage the services of Institution to conduct the Study and further agrees to provide at no cost to Institution the samples/drugs/materials for the conduct of the Study.

1.3
Nothing in this Agreement will limit or prohibit Institution or any of its personnel, including the Principal Investigator, from conducting any research or for performing research for or with any entity or person, including any other outside sponsors. Sponsor acknowledges that this provision is intended to preserve the academic freedom and integrity of Institution and its faculty and to ensure that Institution and its faculty are not regarded as captive researchers for Sponsor.

2. AWARD

2.1
In consideration for performance of the Study by Institution, Sponsor shall pay Institution $53,900.00 for Study expenses and other related costs. This amount, shown by approximate category of expense in Exhibit B attached hereto for information only, is payable in two (2) installments in the amount of $40,425 (Initial Payment) and $13,475 upon completion. The first payment is payable within thirty (30) days of the date herein above the final payment will be due upon completion of the study.

2.2	Sponsor shall make payments to Institution at the following address, referencing Principal Investigator's name and Institution's contact number LS2008-00023771:

The University of Texas M.D. Anderson Cancer Center
Attn: Manager, Grants & Contracts Accounting
P.O. Box 4390
Houston, TX 77210-4390

Tax I.D. 7460011 18 Al

2.3
Institution shall send invoices for payment to the attention of Joseph B. Nester at Sponsor at the following address: Nerium Biotechnology, Inc., 11467 Huebner Road, Suite 175, San Antonio, Texas 78230.

3. TERM

3.1
This Agreement shall continue in force for a period of two (2) years from the date set forth above; provided, however, that either party may terminate the Agreement by giving thirty (30) days advance notice to the other. The patties may extend the the of this Agreement only if mutually agreed to in writing by authorized signatories representing each patty.

3.2
Upon early termination of this Agreement, Sponsor shall be liable for all reasonable costs incurred 01' obligated by Institution at the time of such termination, subject to the maximum amount specified in Article 2. Sponsor shall pay Institution for such costs within thirty (30) days of receipt of an invoice for same.

3.3	Upon termination of this Agreement, Institution shall return Sponsor's materials and equipment to Sponsor.

4. INDEMNIFICATION

4.1
Institution shall, to the extent authorized under the Constitution and laws of the State of Texas, indemnify and hold Sponsor harmless from liability resulting from the negligent acts or omissions of Institution, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of this Agreement; provided, however, that Institution shall not hold Sponsor harmless from claims arising out of the negligence 01' willful malfeasance of Sponsor, its officers, agents, or employees, 01' any person or entity not subject to Institution's supervision 01' control.

4.2
Sponsor shall indemnify and hold harmless System, Institution, their Regents, officers, agents and employees from any liability or loss resulting from judgments or claims against them arising out of the activities to be carried out pursuant to the obligation of this Agreement, including, but not limited to, the use by Sponsor of the results of the Study; provided, however, that the following is excluded from Sponsor's obligation to indemnify and hold harmless:

a.	the negligent failure of Institution to comply with any applicable governmental requirements or to adhere to the terms of the Protocol; or

b.	the negligence or willful malfeasance by a Regent, officer, agent, or employee of Institution or System.

5. PUBLICATION AND CONFIDENTIALITY

5.1
Institution reserves the right to publish the results of the Study. Institution will, however, notify Sponsor and will submit a draft of the manuscript to Sponsor for comments at least thirty (30) days prior to submission for publication or oral presentation. Sponsor shall notify Institution in writing within thirty (30) days of receipt of such draft whether such draft contains information deemed to be confidential under the provisions of this Section 5, or information that if published within thirty (30) days would have an adverse effect on a patent application in which Sponsor owns full or part interest, or intends to obtain an interest from Institution pursuant to this Agreement. In the latter case Sponsor has the right to request a delay and Institution agrees to delay said publication for a period not exceeding ninety (90) days. In any such notification, Sponsor shall indicate with specificity to what manner and degree Institution may disclose said information. Institution shall have the final authority to determine the scope and content of any publication, provided that such authority shall be exercised with reasonable regard for the 2 commercial interests of Sponsor. It is the intent of the patties that no publication will contain any of confidential information disclosed by Sponsor without Sponsor's prior written permission. Information related to Sponsor's experimental drugs will not be transmitted to nonscientific journals, newspapers, radio or television without Sponsor's written consent.

5.2
Except as otherwise required by law or regulation, neither patty shall release or distribute any materials or information containing the name of the other patty or any of its employees without prior written approval by an authorized representative of the non-releasing patty, but such approval shall not be unreasonably withheld.

5.3
To the extent authorized by the law, the patties may wish, from time to time, in connection with work contemplated under this Agreement, to disclose confidential information to each other ("Confidential Information"). Each patty will use reasonable efforts to prevent the disclosure of any of the other patty's Confidential Information to third parties for a period of three (3) years after the termination of this Agreement, provided that the recipient party's obligation shall not apply to information that:

a.	is not disclosed in writing or reduced to writing and so marked with an appropriate confidentiality legend within thirty (30) days of disclosure;

b.	is already in the recipient patty's possession at the time of disclosure thereof;

c.	is or later becomes part of the public domain through no fault of the recipient patty;

d.	is received from a third patty having no obligations of confidentiality to the disclosing party;

e.	is independently developed by the recipient patty; or

f.	is required by law or regulation to be disclosed.

In the event that information is required to be disclosed pursuant to subsection f. and to the extent authorized by the law, the patty required to make disclosure shall notify the other to allow that party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

6. GENERAL

6.1
This Agreement, including the attached Exhibit A and B, constitutes the entire and only Agreement between the patties relating to the Study, and all prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof, including the exhibits attached hereto, may be made except by a written document signed by the duly authorized representatives of the parties.

6.2
Sponsor and Institution will seek to resolve complaints or grievances arising between them through informal discussion. If a dispute arises out of this Agreement that the patties cannot resolve by informal discussion, the parties will submit the matter to non-binding, advisory arbitration. The arbitration process will be initiated by notice to the other patty and will proceed in accordance with the applicable, then-current procedures of the American Arbitration Association ("AAA") or such other procedure upon which the patties mutually agree. The arbitration proceedings will be advisory and will not bind either party. Any costs of arbitration will be shared equally by both parties, without regard to the ultimate disposition of the matter, except for the separately incurred expenses of either party in preparation for the arbitration. The arbitration process itself and any information or disclosure revealed by either party to the arbitrator or to the other party during the arbitration process will be confidential and may not be referred to in any testimony or evidence offered in any subsequent proceeding. The advisory arbitration proceedings will conclude with the arbitrator's issuance of written findings of fact. If Sponsor and Institution are willing to. accept the arbitrator's decision, then Sponsor and Institution will execute a settlement agreement that will reflect the arbitrator's decision and which will provide for releases of the claims (i) by Institution to Sponsor and Sponsor's officers, directors and employees, and (ii) by Sponsor to Institution and System and their Regents, officers, and employees.

6.3	Any conflicts between the Protocol and this Agreement are controlled by this Agreement.

6.4	This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

6.5	This Agreement anticipates educational training and may involve health science postgraduates and other students of the Institution.

6.6
Principal Investigator and Sponsor may be parties to a consulting agreement or other outside agreement to which Institution is not a party. Sponsor acknowledges and agrees that Institution has no involvement with or responsibility for these consulting or outside agreements.

IN WITNESS WHEREOF, Institution and Sponsor hereby enter into this Agreement, effective as of the date first set forth above, and execute two (2) original counterparts.

Nerium Biotechnology, Inc.

By:
Dennis R. Knocke
President

Date Signed

The University of Texas
M.D. Anderson Cancer Center

By:
Melinda Cotton
Executive Director
Office of Sponsored Research

Date Signed

I acknowledge that I have read this Agreement in its entirety and that I shall use reasonable efforts to uphold my individual obligations and responsibilities set forth herein:

By:
Jagannadha Sastry, M.D.
Principal Investigator

By:
Yong Jun Liu, M.D., Ph.D.
Department Chair, Immunology

AMENDMENT No.3 TO SPONSORED LABORATORY STUDY AGREEMENT

This Amendment No.3 to Sponsored Laboratory Study Agreement ("Amendment") is made and entered into as of 1st of April, 2010 by and between Nerium Biotechnology, 11467 Huebner Road, Suite 175, San Antonio, Texas 78230 ("Sponsor") and The University of Texas M.D. Anderson Cancer Center ("Institution"), a member institution of the University of Texas System ("System").

RECITALS

A.	Sponsor and Institution entered into a Sponsored Research Agreement dated March [3, 2008. ("Agreement").

B.	Sponsor and Institution wish to amend the terms of the Agreement as set forth below.

NOW, THEREFORE, it is hereby agreed as follows:

1.
The Agreement is now amended to reflect that in Section 2 (AWARD) this amount $244,163.00 will be added to the budget to cover costs for the Laboratory Study Agreement. This amount inclndes all direct and indirect cost.

2.	Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein.

IN WITNESS WHEREOF, Sponsor and Institution have entered into this Amendment effective as of the date first set forth above.

The University of Texas
Nerium Biotechnology, Inc.	M.D. Anderson Cancer Center

By:
Melinda Cotton
Executive Director
By:	Office of Sponsored Research
Dennis R. Knocke
President
Date Signed
I have read this Amendment and understand my obligations hereunder:

Date Signed
By:
Jagannadha Sastry, M.D.
Principal Investigator

Anvirzel: Nerium Oleander Extract (Nerium Biotechnology, Inc.)
Phase 1: In Vivo Drug Tolerability in Rhesus Macaques

Oral dosing (2 monkeys)

Day 0	Pre-bleed and oral drug	CBC, serum chemistry and CD4/CD8 flow	PK studies and non-GLP safety monitoring
Day 1	Blood and oral drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 2	Blood and oral drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 3	Blood and oral drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day4	Blood	CBC, serum chemistry and CD4/CD8 flow	PK studies and non-GLP safety monitoring
Day 11	Pre-bleed and oral drug	CBC, serum chemistry and CD4/CD8 flow	PK studies and non-GLP safety monitoring
Day 12	Blood and oral drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 13	Blood and oral drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 14	Blood and oral drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 15	Blood	CBC, serum chemistry and CD4/CD8 flow	PK studies and non-GLP safety monitoring
Day 23	Pre-bleed and oral drug	CBC, serum chemistry and CD4/CD8 flow	PK studies and non-GLP safety monitoring
Day 24	Blood and oral drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 25	Blood and oral drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 26	Blood and oral	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 27	drug Blood	CBC, serum chemistry and CD4/CD8 flow	PK studies and non-GLP safety monitoring

Anvirzel: Nerium Oleander Extract (Nerium Biotechnology, Inc.)
Phase 1: In Vivo Drug Tolerability in Rhesus Macaques

Intravenous dosing (2 monkeys)

Day 0	Pre-bleed and IV drug	CBC, serum chemistry and CD4/CD8 flow	PK studies and non-GLP safety monitoring
Day 1	Blood and IV drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 2	Blood and IV drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 3	Blood and IV drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day4	Blood	CBC, serum chemistry and CD4/CD8 flow	PK studies and non-GLP safety monitoring
Day 11	Pre-bleed and IV drug	CBC, serum chemistry and CD4/CD8 flow	PK studies and non-GLP safety monitoring
Day 12	Blood and IV drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 13	Blood and IV drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 14	Blood and IV drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 15	Blood	CBC, serum chemistry and CD4/CD8 flow	PK studies and non-GLP safety monitoring
Day 23	Pre-bleed and IV drug	CBC, serum chemistry and CD4/CD8 flow	PK studies and non-GLP safety monitoring
Day 24	Blood and IV drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 25	Blood and IV drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 26	Blood and IV drug	CBC and serum chemistry	PK studies and non-GLP safety monitoring
Day 27	Blood	CBC, serum chemistry and CD4/CD8 flow	PK studies and non-GLP safety monitoring
Identical study to be conducted with the aloe extraction of the Nerium oleander (Iv as well as oral dose testing for tolerability in two monkeys each following the scheme above)

Phase 2: Efficacy of the oleander extract against SHIV89.6P challenge
(Control and drug-treated group, each with 3 monkeys; with two in each group from the phase 1 tolerability study)

Day 0 (40 from the study start)	Pre-bleed	CBC, serum chemistry, and CD4/CD8 flow
Day 1	IV drug
Day 2	IV drug
Day 3	Blood, IV drug, and virus	CBC, serum chemistry, and CD4/CD8 flow
Day 4	IV drug
Day 5	IV drug
Day 6 (Day 3 post-challenge)	Blood and IV drug	CBC, serum chemistry, and CD4/CD8 flow
Day 7	IV drug
Day 8 (Day 5 post-challenge)	Blood and IV drug	CBC, serum chemistry, and CD4/CD8 flow
Day 9	IV drug
Day 10 (week 1 post-challenge)	Blood and IV drug	CBC, serum chemistry, and CD4/CD8 flow	Ship plasma samples to NIH core facility for viral load analyses
Day 11	IV drug
Day 12	IV drug
Day 13	IV drug
Day 14	IV drug
Day 17 (week 2 post-challenge)	Blood	CBC, serum chemistry, and CD4/CD8 flow	Ship plasma samples to NIH core facility for viral load analyses
Day 21 (week 3 post-challenge)	Blood	CBC, serum chemistry, and CD4/CD8 flow
Day 28 (week 4 post-challenge)	Blood	CBC, serum chemistry, and CD4/CD8 flow	Ship plasma samples to NIH core facility for viral load analyses
Day 42 (week 6 post-challenge)	Blood	CBC, serum chemistry, and CD4/CD8 flow
Day 56 (week post-challenge) 8	Blood	CBC, serum chemistry, and CD4/CD8 flow
Day 70 (week 10 post-challenge)	Blood	CBC, serum chemistry, and CD4/CD8 flow	Ship plasma samples to NIH core facility for viral load analyses
Day 84 (week 12 post-challenge)	Blood	CBC, serum chemistry, and CD4/CD8 flow
Day 112 (week 16 post- challenge)	Blood	CBC, serum chemistry, and CD4/CD8 flow
Day 140 (week 20 post- challenge)	Blood	CBC, serum chemistry, and CD4/CD8 flow
Day 168 (week 24 post- challenge)	Blood	CBC, serum chemistry, and CD4/CD8 flow	Ship plasma samples to NIH core facility for viral load analyses

Cost for monkey studies in Nerium oleander extract (Anvirzel) project
Phase 1: Tolerability of the Nerium oleander extract (two monkeys)

Per diem (non-biohard) @ 4.70 x 40 days		$188
Sedations (non-biohazard) @ $23.60 x 15		$354
Bloo Collection (non-biohazard) @ $23.90 x 15		$353
CBC (non-biohazard) @$21.80 x 15		$327
Serum Chemistry (non-biohazard) @ $27.90 x 15		$419
Flow Cytometry @ $112 x 6 times; (CD3, CD4, CD8)		$672
Budget for manipulations per monkey		$2,312
Rhesus monkey purchase cost		$6,500
Pipettes, tubes, etc		$500
Total cost	$11,624	$23,248
Total cost for 2 monkey iv drug tolerability study		$23,248
Total cost for 2 monkey oral drug tolerability study		$23,248
Total cost for 4 monkey drug tolerability study		$46,496

Cost for monkey stidies in Nerium oleander extract (Anvirzel) project
Phase 2: Efficacy of the oleander extract against SHIV89.6P Challenge

Per diem (non-biohard) @ 4.70 for 3 days: @4.70 x 3 days	$14
Per diem (biohazard) @ $8 (for the SHIV), the peak should be around 2-3 wks, and set point around 10 wks; so need to keep them for 24 wks: $8 x 165 days	$1,320
Sedations (non-biohazard) @ $23.60 x 3	$71
Sedations (biohazard) @ $28.30 x 22	$623
Blood collection (non-biohazrd) @ $23.90 x 1	$24
Blood collection (biohazrd) @$29.50 x 14	$413
CBC (non-biohazard) @ $21.80 x 1	$22
CBC (biohazard) @ $26.55 x 14	$372
Serum Chemistry (non-biohazard) @ $27.90 x 1	$28
Serum Chemistry (biohazard) @ $33.05 x 14	$463
Flow Cytometry @ $112 x 15 times; (CD3, CD4, CD8,	$1,680
CD20).
RNA analysis $61.00 x 16	$976
Necropsy @ $536	$536
Budget for manipulations per monkey	$6,540
Total supply and other costs ( we need to put this cost for plasma, PBMC seperation, freezing and pipettes,tubes	$500
Total per monkey study cost	$7,040
Total cost per 6 monkeys		$42,241
Shipments (Plasma for viral RNA analyses at NIH for all monkeys in one stLldy) @ $112 x 5 shipments		$560
Rhesus monkey purchase cost: 2 monkeys		$13,000
Total cost per 6-monkey drug efficacy study: Phase 2		$55,801
Total cost for 4 monkey drug tolerability study		$46,496
Grand total monkey study costs		$102,297	$102,297
Personnel:
Dr. Pramod Nehete: 5% (Salary + Fringe)			$6,299
Post-doctoral fellow (100%) (Salary + Fringe)			$47,831
Dr. Jagan Sastry, PI: 1% (Salary + Fringe)			$2,121
Total direct costs			$158,548
Indirect costs @54%			$85,616
Grand Total			$244,163